Exhibit 10.14

AMENDMENT NO. 1 TO

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX

THIS AMENDMENT NO. 1 TO MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX dated as of May 31, 2012 (“Amendment No. 1”) is made and entered into as of January 31, 2013 by and between ATEL VENTURES, INC., as Lender (“Lender”), and CYTOMX THERAPEUTICS, INC. as Borrower (“Borrower”).

WHEREAS, Lender and Borrower have entered into Master Loan and Security Agreement No. CYTOX and Loan Schedules which incorporate the terms and conditions of Master Loan and Security Agreement No. CYTOX (the “Loan Agreement”); and

WHEREAS, Borrower has requested that Lender increase the dollar limit on the aggregate purchase price of equipment which Lender is willing to finance for Borrower under the $2,000,000 Loan Line by an additional Three Hundred Thousand dollars ($300,000) (the “Additional Loan Line”);

WHEREAS, Lender is willing to provide the Additional Loan Line on the terms set forth herein and Borrower is willing to agree to such terms:

NOW THEREFORE, the parties hereto agree as follows:

1. Definitions. Unless otherwise indicated, words and terms which are defined in the Loan Agreement shall have the same meaning where used herein. Upon execution of this Amendment, each reference in the Loan Agreement to “this Loan Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in any Loan Schedule, Requests for Advances, Exhibits, Riders, or Supplements to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; the term “Loan” shall be deemed to include the terms and conditions of this Amendment; the term “Collateral” shall be deemed to include any additional equipment financed under the Additional Loan Line; and the term “Loan Schedule” shall be deemed to include any Loan Schedule entered into pursuant to the Additional Loan Line.

2. Amendment.

a.	Section 2(b) of the Loan Agreement is hereby amended by deleting the reference to “Loan Line” in the penultimate sentence thereof and substituting “Total Loan Line” therefor.

b.	Following Section 3(c), Obligation to Pay for Personal Property that Will Become Collateral, a new Section 3(d) is added as follows:

“Upon full funding of the $2,000,000 Loan Line, Lender agrees to provide an additional loan line of up to $300,000 (the “Additional Loan Line”) on the same terms and conditions as set forth in Section 3(c), provided, however, the Loan Line and Additional Loan Line (“Total Loan Line”) shall not exceed $2,300,000. The funding period for Advances under the Additional Loan Line shall not extend beyond June 30, 2013. Lender agrees that in the event Lender at its discretion opts not to make an Advance from the Additional Loan Line, after an Advance is requested by Borrower and all conditions precedent set forth in Section 3(c) have been met by Borrower, the Warrant, as defined in the second paragraph of Section 15, which shall initially be based upon the Additional Loan Line of $300,000, shall be automatically reduced by the number of shares which equate to the proportion of the amount of the Additional Loan Line not funded by Lender. Borrower shall provide a certificate of adjustment indicating the adjustment to the Warrant at such time. Borrower agrees, however, that the Warrant shall not be so reduced in the event Lender is ready, willing, and able to make Advances to Borrower under the Additional Loan Line, but Borrower chooses not to request the Advances. In the event the Warrant has been net exercised when any reduction in shares occurs, Lender shall forfeit and return to Borrower that number of shares which equate to the proportion of the Additional Loan Line not funded by Lender at its discretion. To the extent Lender has purchased the Warrant shares at the exercise price for cash when any reduction in shares occurs, Borrower shall have the right to purchase back for cash from Lender that number of shares which equate to the proportion of the Additional Loan Line not funded by Lender at its discretion, at the exercise price paid by Lender.”

c.	Following Section 15 (a), Stock Warrant – No Original Discount, a new paragraph is added as follows:

“Borrower agrees that it will issue to Lender in conjunction with the Additional Loan Line, an additional Warrant based upon four and three quarters percent (4.75%) of the Additional Loan Line for the purchase of Borrower’s Series B-1 preferred stock at the exercise price of $0.048961 per share (the “Additional Warrant”). Borrower and Lender hereby acknowledge and agree that the Additional Warrant to purchase stock transferred to Lender is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans entered into hereunder. Borrower and Lender further agree as between Borrower and Lender, that the fair market value of the Additional Warrant is equal to US$100 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$100 of the issue price of the investment unit will be allocable to the Additional Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero.”

d.	Following Section 15(h), Further Assurances, Financing Statements, Fees and Costs, a new paragraph is added as follows:

“Borrower agrees that with respect to the Additional Loan Line, it shall pay all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and expenses for Lender’s outside counsel) for preparing, amending, negotiating, administering, defending and enforcing the Loan Agreement, as amended, and Additional Warrant and related documents, (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to Borrower until all obligations of Borrower to Lender are paid in full. Borrower shall also pay to Lender a facility fee equal to one percent (1%) of the Additional Loan Line equal to $3,000.

3.	All the terms and conditions of the Master Loan and Security Agreement shall continue in full force and effect except as expressly amended herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year written above.

LENDER		BORROWER
ATEL VENTURES, INC.		CYTOMX THERAPEUTICS, INC.

By:	/s/ Paritosh K. Choksi	By:	/s/ Fletcher Payne
Title:	Executive Vice President	Title:	CFO